                                                                    Exhibit 32.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Ortec International, Inc. ("Ortec"), hereby certifies that Ortec's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Ortec.

Dated: April 14, 2003


/s/ Steven Katz
----------------------------------------
Steven Katz
Chairman and Principal Executive Officer